Exhibit 99.1
Nautilus Biotechnology Reports Third Quarter 2022 Financial Results
SEATTLE, WA, November 1, 2022 – Nautilus Biotechnology, Inc. (NASDAQ: NAUT; or “Nautilus”), a company pioneering a single molecule proteome analysis platform, today reported financial results for the third quarter ended September 30, 2022.
Recent Highlights

•Reported total operating expenses for the third quarter of 2022 of $15.8 million, modestly higher compared to the same quarter last year reflecting increased investment in the development of our platform moderated by an ongoing focus on expense management.
•Continued progress against core scientific and engineering goals in the third quarter of 2022 while increasing experimental scale and continuing to advance the quality and customer readiness of our consumables.
•Significant progress on advancing commercial instrument development and transitioning to a manufacturing posture across all elements of the platform as we build towards full commercial availability.

“I’m very excited about the emerging opportunity I see for proteomics and am pleased with the progress we’re making as a business”, said Sujal Patel, CEO of Nautilus. “We – more than ever – envision powerful research uses for our platform and continue to receive enthusiastic feedback from the researchers around the world with whom we’re engaged. Their feedback reinforces our vision that Nautilus is building a game-changing platform that will make a meaningful difference for researchers and patients alike in the years and decades to come.”
Third Quarter 2022 Financial Results
Operating expenses were $15.8 million for the third quarter of 2022, a 9% increase from $14.6 million for the three months ended September 30, 2021. The increase in operating expenses was driven primarily by an increase in headcount to support ongoing development of our products as well as the costs associated with being a public company.
Net loss was $14.1 million for the third quarter of 2022, as compared to a net loss of $14.5 million for the corresponding prior year period.
Cash, cash equivalents, and investments were $323.6 million as of September 30, 2022.
Webcast and Conference Call Information
Nautilus will host a conference call to discuss the third quarter 2022 financial results, business developments and outlook before market open on Tuesday, November 1, 2022 at 5:30 AM Pacific Time / 8:30 AM Eastern Time. Live audio of the webcast will be available on the “Investors” section of the company website at: www.nautilus.bio.
About Nautilus Biotechnology, Inc.
Based in Seattle, Washington, Nautilus is a development stage life sciences company creating a platform technology for quantifying and unlocking the complexity of the proteome. Nautilus’ mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. To learn more about Nautilus, visit www.nautilus.bio
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding Nautilus’ expectations regarding the company’s business operations, financial performance and results of operations; expectations with respect to any revenue timing or projections, expectations with respect to the timing of the launch of Nautilus’ product platform and full commercial availability, the functionality and performance of Nautilus’ product platform, its potential impact on providing proteome access, pharmaceutical development and drug discovery, expanding research horizons, and enabling scientific explorations and discovery, and the present and future capabilities and limitations of emerging proteomics technologies. These statements are based on numerous assumptions concerning the development of Nautilus’ products, target markets, and other current and emerging proteomics technologies, and involve substantial risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that could materially affect the accuracy of Nautilus’ assumptions and its ability to achieve the forward-looking statements set forth in this press release include (without limitation) the following: Nautilus’ product platform is not yet commercially available and remains subject to significant scientific and technical development, which is inherently challenging and difficult to predict, particularly with respect to highly novel and complex products such as those being developed by Nautilus. Even if our development efforts are successful, our product platform will require substantial validation of its functionality and utility in life science research. In the course of Nautilus’ scientific and technical development and associated product validation and commercialization, we may experience material delays as a result of unanticipated events. We cannot provide any guarantee or assurance with respect to the outcome of our development, collaboration, and commercialization initiatives or with respect to their associated timelines. For a more detailed description of additional risks and uncertainties facing Nautilus and its development efforts, investors should refer to the information under the caption “Risk Factors” in our Annual Report on Form 10-K as well as in our Quarterly Report on Form 10-Q to be filed for the quarter ended September 30, 2022 and our other filings with the SEC. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, Nautilus disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Disclosure Information

Nautilus uses filings with the Securities and Exchange Commission, its website (www.nautilus.bio), press releases, public conference calls, public webcasts, and its social media accounts as means of disclosing material non-public information and for complying with Regulation FD. Therefore, Nautilus encourages investors, the media, and others interested in Nautilus to review the information it makes public in these locations, as such information could be deemed to be material information.
Media Contact
press@nautilus.bio
Investor Contact
investorrelations@nautilus.bio

Nautilus Biotechnology, Inc. Condensed Consolidated Balance Sheets As of September 30, 2022 and December 31, 2021 (Unaudited)

(in thousands)	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$188,932	$185,619
Short-term investments	69,038	160,110
Prepaid expenses and other current assets	3,254	3,493
Total current assets	261,224	349,222
Property and equipment, net	3,657	2,483
Operating lease right-of-use assets	27,753	29,377
Long-term investments	65,676	16,371
Other long-term assets	997	997
Total assets	$359,307	$398,450
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$823	$1,723
Accrued expenses and other liabilities	3,979	3,119
Current portion of operating lease liability	1,632	970
Total current liabilities	6,434	5,812
Operating lease liability, net of current portion	27,535	29,062
Total liabilities	33,969	34,874

Stockholders’ equity:
Preferred stock	—	—
Common stock	12	12
Additional paid-in capital	452,362	444,388
Accumulated other comprehensive loss	(1,881)	(184)
Accumulated deficit	(125,155)	(80,640)
Total stockholders’ equity	325,338	363,576
Total liabilities and stockholders’ equity	$359,307	$398,450

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Operations Three and Nine Months Ended September 30, 2022 and 2021 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2022	2021	2022	2021
Operating expenses
Research and development	$9,571	$8,244	$28,085	$19,459
General and administrative	6,249	6,324	19,229	14,223
Total operating expenses	15,820	14,568	47,314	33,682
Other income (expense), net	1,757	64	2,799	56
Net loss	$(14,063)	$(14,504)	$(44,515)	$(33,626)
Net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.12)	$(0.36)	$(0.47)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted (1)	124,651,318	124,114,893	124,522,164	71,062,172

(1) The weighted-average number of shares of Common Stock outstanding prior to the Business Combination have been retroactively restated to reflect the exchange ratio of approximately 3.6281 established in the Business Combination.

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Cash Flows Nine Months Ended September 30, 2022 and 2021 (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(44,515)	$(33,626)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	871	756
Stock-based compensation	7,547	5,404
Amortization (accretion) of premium (discount) on securities, net	(340)	190
Amortization of operating lease right-of-use assets	1,624	1,217
Changes in operating assets and liabilities:
Prepaid expenses and other assets	239	(3,860)
Accounts payable	(850)	887
Accrued expenses and other liabilities	860	1,533
Operating lease liabilities	(865)	(1,223)
Net cash used in operating activities	(35,429)	(28,722)
Cash flows from investing activities
Proceeds from maturities of securities	142,075	40,000
Purchases of securities	(101,665)	(183,745)
Purchases of property and equipment	(2,095)	(1,283)
Net cash provided by (used in) investing activities	38,315	(145,028)
Cash flows from financing activities
Proceeds from exercise of stock options	274	104
Proceeds from issuance of common stock under employee stock purchase plan	153	—
Net proceeds from reverse recapitalization and PIPE financing	—	335,409
Payments of offering costs	—	(8,129)
Net cash provided by financing activities	427	327,384
Net increase in cash, cash equivalents and restricted cash	3,313	153,634

Cash, cash equivalents and restricted cash at beginning of period	186,461	37,219
Cash, cash equivalents and restricted cash at end of period	$189,774	$190,853